Exhibit 10.15

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT, dated as of August 25, 2006 (this “Contribution Agreement”), is entered into by and between Richard J. Kurtz (“Kurtz”), and Paligent Inc., a Delaware corporation (“Paligent”).

Background

A.            Concurrently with the execution of this Agreement, Paligent, IFL Corp., a Delaware corporation and a wholly-owned subsidiary of Paligent (“Merger Sub”), and International Fight League, Inc., a Delaware corporation, have entered into an Agreement and Plan of Merger, providing for the merger of Merger Sub with and into IFL (the “Merger”);

B.            On October 8, 2003, Paligent issued a promissory note to Kurtz (the “Promissory Note”), pursuant to which Paligent, as of the date hereof, is obligated to repay to Kurtz an amount equal to approximately $808,000, comprising principal and accrued interest of $745,000 and $63,000, respectively, and pursuant to which Kurtz may continue to make loans to Paligent prior to the closing.

C.            In connection with the Merger, Kurtz and Paligent intend to effect a contribution of a portion of the obligations due under the Note (the “Note Obligations”) from Kurtz to Paligent upon the terms and subject to the conditions set forth herein.

Terms

The parties hereto, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby agree as follows:

1.             Contribution of Note Obligations.  Subject to the terms and conditions set forth herein, effective immediately following the consummation of the Merger, Kurtz shall transfer to Paligent a portion of the debt due Kurtz, but no less than $651,000 (the “Minimum Amount”), in exchange for the number of shares of common stock of Paligent equal to the amount of Note Obligations contributed divided by the greater of (x) $.40 and (y) the closing price of a share of common stock of Paligent on the Over The Counter Bulletin Board on the date which is set as the record date for purposes of determination of stockholders entitled to vote with respect to the Merger (the “Shares”).  Within 3 days prior to the Merger, Kurtz shall provide written notice to Paligent of the amount of Note Obligations that will be contributed hereunder in excess of the Minimum Amount.

2.             Representations and Warranties of Kurtz.  Kurtz further represents and warrants that

(a)           Kurtz has the power and authority to enter into this Agreement and to perform his obligations hereunder;

(b)           this Agreement has been duly executed and delivered by Kurtz and constitutes a legal valid and binding obligation of Kurtz, enforceable against him in accordance with its terms and conditions.

(c)           Kurtz has been advised that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”);

(d)           Kurtz is acquiring the Shares for his account for investment purposes only; that he has no present intention of selling or otherwise disposing of the Shares in violation of the securities laws of the United States;

(e)           Kurtz is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act;

(f)            Kurtz is familiar with the business, management, financial condition and affairs of the Company;

(g)           Kurtz is the sole beneficial owner of, and has good and marketable title to, the Note and owns the Note free from all taxes, liens, claims, encumbrances and charges with respect to the delivery thereof;

(h)           there are no outstanding rights, options, subscriptions or other agreements or commitments obligating Kurtz to sell or transfer the Note, and other than pursuant to applicable securities laws, the Note is not subject to any lock-up or other contractual restriction on its transfer or on the ability of Buyers to sell or transfer the Note; and

(i)            when contributed in accordance with the terms of this Agreement, Paligent will acquire good and marketable title to that portion of the Note so contributed, free from all taxes, liens, claims and encumbrances and charges with respect to the delivery thereof.

3.             Covenants.  The foregoing representations and warranties shall be true and correct as of the date of the contribution of the Note Obligations.

4.             Further Assurances.  From time to time after the date of this Contribution Agreement, without the payment of any additional consideration, each party hereto will execute all such instruments and take all such actions as the other party shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof and all of transactions contemplated by this Contribution Agreement.

5.             Assignment.  This Contribution Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

6.             Governing Law.  The validity, performance, construction and effect of this Contribution Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of law.

7.             Headings.  The headings in this Contribution Agreement are for convenience of reference only and shall not constitute a part of this Contribution Agreement, nor shall they affect their meaning, construction or effect.

8.             Counterparts.  This Contribution Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this duly approved Contribution Agreement to be executed as of the date first written above.

/s/ Richard J. Kurtz
Richard J. Kurtz

PALIGENT INC.

By:	/s/ Salvatore A. Bucci
Name: Salvatore A. Bucci
Title: President and Chief Executive Officer